Exhibit 99.1

Nova Minerals Announces it has Completed the Engineering and Design of its Antimony Pilot Plant

Anchorage, Alaska, July 13, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to announce the completion of the engineering and design for its Estelle antimony pilot processing plant in Alaska.

Highlights

●	Fully Funded Pilot Plant: Engineering and design covers the Whiskey Bravo front-end processing site, Port MacKenzie beneficiation plant, Port MacKenzie refinery (Figure 1) and supporting infrastructure.

●	Antimony Trisulfide Production: Engineered to meet U.S. Department of War military-grade quality specifications using a proprietary cleaner hydrometallurgical processing method.

●	Building a Secure American Fully Integrated Antimony Supply Chain: The pilot plant is a critical first step in fast-tracking domestic antimony production in Alaska. With a modular design that enables future expansion through the addition of refining circuits, including antimony trioxide and antimony metal production, the facility will serve as a scalable processing hub for feedstock from Estelle, as well as regional and global projects.

●	Construction Expected to Commence this Quarter: Process plant equipment procurement underway with key components now delivered or in transit to the project site to support construction in the coming months (Figures 3 to 6).

To view a 3D rendering video of the proposed Port MacKenzie pilot plant please go to the link below

https://novamineralscorp.com/port-mackenzie-antimony-pilot-plant-video/

Figure 1. 3D rendering of the proposed Port Mackenzie antimony pilot plant

Nova Minerals CEO, Mr. Christopher Gerteisen, commented:

“We continue to make rapid progress on the antimony project and remain ahead of schedule, with another major milestone now completed.

The engineering and design plan has been developed based on extensive metallurgical test work and process flowsheet development. With this work complete, and procurement of key equipment now finalized, the project has entered the execution phase.

Ore extraction and construction of the process plant are next steps as we continue progressing toward near-term antimony production.”

Integrated Pilot Plant Flowsheet

The Estelle antimony processing pilot plant has been designed to treat stibnite-bearing material and produce an antimony trisulfide product suitable for sale or further downstream use. The project is structured around two principal locations:

●	Whiskey Bravo Site – front-end processing, including crushing, screening, ore sorting, concentrate storage and load-out.

●	Port MacKenzie Processing Facility – crushing, screening, ore sorting, beneficiation, refining, product recovery, utilities, reagent systems, infrastructure and logistics (Figure 1).

After collecting bulk sample material from two locations (Stibium and Styx) within the Estelle Project claims, the material will be transported to Whiskey Bravo for crushing and initial sorting. Select sample material will then be transported via air or snow road to Port MacKenzie for further processing.

Processing at Port MacKenzie will include concentration and refining of the antimony ore using a proprietary cleaner hydrometallurgical processing method to make the final antimony trisulfide product.

The refined antimony product will then be filtered, dried, and bagged for shipment.

Figure 2. Estelle antimony pilot plant process block flow diagram

Work Underway

With engineering and design complete, Nova has advanced to procurement and construction readiness, with major equipment packages progressing and over 40 containers currently on route to Port Mackenzie for delivery in the coming weeks.

The project has capitalized on a unique opportunity to acquire key equipment from a recently decommissioned, modern beneficiation circuit with a limited operating history from a North American processing facility. The equipment is well suited to the proposed antimony pilot plant flowsheet and is expected to reduce procurement lead times, improve capital efficiency, and accelerate the transition from engineering to construction and operational readiness.

Major equipment items procured include:

●	Crushers

●	Ball mill (Figure 3)

●	Ore sorters (Figure 4)

●	Screens (Figure 6)

●	Flotation cells (Figure 5)

●	Conveyors

Figure 3. Port MacKenzie ball mill

Figure 4. Whiskey Bravo and Port MacKenzie Steinert ore sorter

Figure 5. Port MacKenzie flotation cells

Figure 6. Whiskey Bravo Sandvik QA440 double screen

Qualified Persons

The information contained in this announcement, relating to metallurgical results, is based on, and fairly and accurately represent the information and supporting documentation prepared by Mr Damian Connelly. Mr Connelly is a full-time employee of METS Engineering who are a contractor to Nova Minerals, and a Fellow of The Australasian Institute of Mining and Metallurgy. Mr Connelly has sufficient experience which is relevant to the style of mineralization and type of deposit under consideration, and to the activity being undertaken to qualify as a Competent Person as defined in the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Exploration Targets, Mineral Resources and Ore Reserves and as a Qualified Person as defined in Regulation S-K 1300 under the Securities Act of 1933, as amended (S-K 1300). Mr Connelly consents to the inclusion in the announcement of the matters based on the results in the form and context in which they appear.

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a US domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in late 2026/2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

Investor Relations:	Nova Minerals
Dave Gentry, CEO	Craig Bentley
RedChip Companies, Inc.	Director
Phone: 1-407-644-4256	Phone: 1-720-550-4223
Email: NVA@redchip.com	Email: craig@novamineralscorp.com